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                                                                    EXHIBIT 99.1


               LUMENON REDUCES WORKFORCE THROUGH TEMPORARY LAYOFFS


     MONTREAL, QUEBEC, August 30, 2002 - Lumenon Innovative Lightwave Technology, Inc.(NASDAQ: LUMM), citing the protracted downturn in the fiber optic communications market and the current uncertainty with respect to the pace of the recovery, announced today that it will reduce its workforce, through temporary layoffs, by approximately 37 employees.

     Gary Moskovitz, Lumenon's President and CEO said, "We believe we have been calculated and methodical in our efforts to transition from a development stage company to one that is able to engage the market. Although we believe we have made significant progress toward commercialization, it is still unclear when the market will begin to recover. Therefore, we feel that the above action is prudent and in the best interest of our shareholders. We expect these layoffs to further reduce our operating expenses in the short term, while we continue to execute our business plan."

     The Company expects to incur an additional accounting charge in connection with this layoff, however, the magnitude and timing of the accounting charge will depend upon the duration of the layoff.

     Commenting further, Mr. Moskovitz said, "Our focus for fiscal 2003 will be on implementing our growth plan, continuing to mature the technology and the organization, and working towards securing design wins and raising additional capital. We remain confident in our growth opportunities and believe our business strategy, in conjunction with our fiscal management efforts, position us to compete effectively."

ABOUT LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.:

Lumenon Innovative Lightwave Technology, Inc., a photonic materials science and process technology company, designs, develops and builds optical components and integrated optical devices in the form of packaged compact hybrid glass and polymer circuits on silicon chips. These photonic devices, based upon Lumenon's proprietary materials and patented PHASIC(TM) design process and manufacturing methodology, offer system manufacturers greater functionality in smaller packages and at lower cost than incumbent discrete technologies. Lumenon(TM) is a trademark of Lumenon Innovative Lightwave Technology Inc.

For more information about Lumenon Innovative Lightwave Technology, Inc., visit the Company's Web site at www.lumenon.com.

                                      # # #

Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: that we are a development stage company with



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no experience in manufacturing and marketing our products; that we have a history of losses, we expect future losses and our future profitability is uncertain; that we may be unable to obtain funding to meet our future capital needs, which could cause us to delay or abandon some or all of our anticipated spending, cut back our operations, sell assets, license our technologies to third parties or to cease operations; that there are significant risks associated with the manufacture of our products; that the markets in which we compete are highly competitive and subject to rapid technological change; that we may not be able to compete successfully if we are unable to adapt to new technologies and successfully develop new and evolving products which may lead to reduced sales of our products, reduced revenues and reduced market share; that we have a significant number of outstanding convertible notes, warrants and options, the exercise or conversion of which could decrease the price of our common stock; and other factors discussed in our most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release.

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